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                                                                Exhibit 23.1





          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to incorporation by reference in the Registration Statements on Form S-8 (No. 333-26743 and No. 333-61467) pertaining to the 401(k) Savings and Retirement Plan for Union Employees of Cenveo, Inc. of our report dated June 24, 2005, with respect to the financial statements and schedule of the Cenveo 401(k) Savings and Retirement Plan for Union Employees (formerly Mail-Well Corporation 401(k) Savings and Retirement Plan for Union Employees) included in this Annual Report on Form 11-K for the year ended December 31, 2004.



                             /s/ Ernst & Young LLP


Denver, Colorado
June 24, 2005